As filed with the Securities and Exchange Commission on July 10, 2023

Registration No. 333-257168

Registration No. 333-238936

Registration No. 333-234600

Registration No. 333-226523

Registration No. 333-219046

Registration No. 333-211948

Registration No. 333-206193

Registration No. 333-198022

Registration No. 333-190565

Registration No. 333-182278

Registration No. 333-178283

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-257168

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238936

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234600

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226523

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219046

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211948

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206193

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198022

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190565

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182278

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178283

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0475355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Flatiron Parkway, Suite 110 Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Clovis Oncology, Inc. Amended and Restated 2020 Stock Incentive Plan

Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan

Clovis Oncology, Inc. 2011 Employee Stock Purchase Plan

Clovis Oncology, Inc. 2011 Stock Incentive Plan

Clovis Oncology, Inc. 2009 Equity Incentive Plan

(Full title of the plan)

Paul Gross

Executive Vice President and General Counsel

Clovis Oncology, Inc.

550 Flatiron Parkway, Suite 110

Boulder, Colorado 80301

(Name and address of agent for service)

(303) 625-5000

(Telephone number, including area code, of agent for service)

Copies to:

Thomas Mark, Esq.

Erin Kinney, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Tel: (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Clovis Oncology, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-257168), filed with the SEC on June 17, 2021;

•	Registration Statement on Form S-8 (No. 333-238936), filed with the SEC on June 4, 2020;

•	Registration Statement on Form S-8 (No. 333-234600), filed with the SEC on November 8, 2019;

•	Registration Statement on Form S-8 (No. 333-226523), filed with the SEC on August 2, 2018;

•	Registration Statement on Form S-8 (No. 333-219046), filed with the SEC on June 29, 2017;

•	Registration Statement on Form S-8 (No. 333-211948), filed with the SEC on June 10, 2016;

•	Registration Statement on Form S-8 (No. 333-206193), filed with the SEC on August 7, 2015;

•	Registration Statement on Form S-8 (No. 333-198022), filed with the SEC on August 11, 2014;

•	Registration Statement on Form S-8 (No. 333-190565), filed with the SEC on August 12, 2013;

•	Registration Statement on Form S-8 (No. 333-182278), filed with the SEC on June 22, 2012; and

•	Registration Statement on Form S-8 (No. 333-178283), filed with the SEC on December 2, 2011.

On July 10, 2023 (the “Effective Date”), the Third Amended Joint Chapter 11 Plan of Liquidation of Clovis Oncology, Inc. and its debtor affiliates, dated June 14, 2023, under chapter 11 of Title 11 of the United States Code (the “Plan”), as confirmed by the United States Bankruptcy Court for the District of Delaware on June 16, 2023, became effective. Pursuant to the Plan, on the Effective Date, all outstanding securities of the Company, including shares of the Company’s common stock and shares issuable pursuant to equity-based awards and grants, were extinguished and cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities of the Company registered pursuant to the Registration Statements that remained unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 10, 2023. No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

CLOVIS ONCOLOGY, INC.

/s/ Paul Gross
Name:	Paul Gross
Title:	Authorized Signatory